SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      WNC HOUSING TAX CREDIT FUND II, L.P.
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

            ------------------------------
        2)  Aggregate number of securities to which transaction applies:

            ------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------
        4) Proposed maximum aggregate value of transaction:

           ------------------------------
        5) Total fee paid:

           ------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        2) Form, Schedule or Registration Statement No.:
        3) Filing Party:
        4) Dated Filed:

                                                                PRELIMINARY COPY


                      WNC HOUSING TAX CREDIT FUND II, L.P.

            NOTICE FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

To the Limited Partners of WNC Housing Tax Credit Fund II, L.P.

We are soliciting consent from the Limited Partners of WNC Housing Tax Credit Fund II, L.P. (the "Partnership") to an amendment of the Partnership's agreement of limited partnership. The amendment would authorize the general partners of the Partnership to approve the sale of a Partnership investment. The proposed amendment and sale are set forth in the accompanying Consent Solicitation Statement.

Because you are a holder of units in the Partnership, we are asking for your consent. Please carefully review the information in the enclosed Consent Solicitation Statement before voting. If you have any questions or require assistance in completing the enclosed Consent Card, please call WNC & Associates, Inc. Investor Services, at 1-714-662-5565, Extension 187.

DATED at Irvine, California this 24th day of July, 2007.

WNC Financial Group, L.P.,
General Partner



IMPORTANT: YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE COMPLETE THE ENCLOSED CONSENT FORM AND SIGN, DATE AND RETURN IT PROMPTLY BY MAIL OR FAX. FAILURE TO RETURN THE ENCLOSED CONSENT CARD WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE LIQUIDATION.

                         CONSENT SOLICITATION STATEMENT


            PROPOSED ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS OF
                      WNC HOUSING TAX CREDIT FUND II, L.P.


                                July 24, 2007


                                  INTRODUCTION

     The limited partners (the "Limited Partners") of WNC Housing Tax Credit Fund II, L.P. (the "Partnership") are being asked by the Partnership and its general partner, WNC Financial Group, L.P. (the "General Partner") to consider and approve by written consent an amendment to the Partnership's Agreement of Limited Partnership (the "Proposal"). The Proposal would permit the sale of a property in which the Partnership has an interest. The Partnership and the General Partner recommend approval of the Proposal.

     If approved by the Limited Partners, the sale of the apartment community owned by Lake View Apartments, a Wisconsin Limited Partnership ("Lake View") could generate a distribution to the Limited Partners. As discussed below, anticipated net proceeds to the Limited Partners, after the payoff of the mortgage and other expenses, are currently expected to equal approximately $248,900.

     The Partnership was formed in 1990 to raise capital through the sale of its units of limited partnership interest (the "Units") and invest the net proceeds in entities (the "Local Limited Partnerships") owning apartment complexes generating Federal low income housing tax credits. The Partnership invested in a total of 27 Local Limited Partnerships, including Lake View.

     The Partnership is governed by its Agreement of Limited Partnership dated as of January 19, 1990 (the "Partnership LPA").

     The general partner of Lake View is Wisconsin Equities, LLC (the "Local General Partner").

     Lake View owns the Lake View Apartments located in Beaver Dam, Wisconsin (the "Property"). Consistent with the investment objectives of the Partnership, the Property qualified for Federal low income housing tax credits under the Internal Revenue Code for a 10-year period. The credit period has expired, and no further credits are being generated by the Property. The 15-year Federal compliance period has also expired, so there would be no credit recapture upon a transfer of the Property.

     A new limited partnership / limited liability company (the "Purchaser") and its general partner / managing member have been or will be formed by a developer (the "Developer") to purchase the Property. The Developer presented the Purchaser's offer to the Local General Partner. The Developer is not an affiliate of the General Partner. The total purchase price being offered for the Property is $1,700,000, which is an amount in excess of the outstanding mortgage balance. The Developer has represented that the sales price being offered is based, in part, on an independent appraisal of the Property obtained by the Developer. Affiliates of the General Partner will be the limited partners in the Purchaser, and an affiliate of the General Partner will receive a fee from the Developer for assisting in the development and rehabilitation of the Property.

     Consistent with the Partnership's objectives, the Property has generated passive losses from its operations. For many Limited Partners who are individuals, the tax benefits of such passive losses are available only upon the sale of the Property and the termination of Lake View. The sale of the Property and the termination of Lake View could allow Limited Partners to use passive losses previously allocated to them but not used. An individual Limited Partner's passive losses from the Property in most cases should be available to offset some or all of the gain from the sale of the Property and the termination of Lake View. The use of the passive losses to offset such gain is in addition to the benefits the Limited Partners have already received from claiming the low income housing tax credits of Lake View.

     Each Limited Partner is urged to consult his, her or its own tax advisor as to the specific tax consequences to the Limited Partners of a sale of the Property and the termination of Lake View.

     This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners were first sent to the Limited Partners on or about July 24, 2007.

                           LAKE VIEW AND THE PROPERTY

     In 1991, the Partnership invested approximately $264,000 in Lake View. Lake View developed the Property, a 40-unit low-income housing apartment complex located in Beaver Dam, Wisconsin. Beaver Dam is a rural city near U.S. Highway 151 in Dodge County, identified as a low-income area. Lake View obtained a $1,254,800 permanent mortgage loan, of which approximately $1,209,100 was outstanding as of December 31, 2006. The Property is encumbered by a deed of trust in favor of United States Department of Agriculture, Farmers Home Administration (now known as Rural Development) ("Rural Development"). The loan is for an original term of 50 years, is being amortized over a period of 50 years, and matures on January 2041. The loan bears interest at the stated rate of 9% per annum, which is reduced to a rate of 1% per annum by a Rural Development interest rate subsidy. The Rural Development loan cannot be prepaid. There is also a rental assistance payment plan in place from Rural Development covering 29 of the apartment units which is renewed every five years. The transfer of the Property is subject to the approval of Rural Development.

                     PROPOSAL - AMENDMENT TO PARTNERSHIP LPA

     Generally, the Partnership LPA permits the Partnership to sell its properties without the consent of the Limited Partners. However, the Partnership LPA does not expressly permit the sale of the Property to a Purchaser wherein affiliates of the General Partner are or will become the limited partners and will obtain a fee for assisting in the development and rehabilitation of the Property. A complete statement of the Proposal is as follows:

          "Section 5.3.5 Notwithstanding the provisions of Section 5.3.2(vi) or any other Section hereof, the Local Limited Partnership known as Lake View, a Wisconsin Limited Partnership, shall be permitted to sell its Property to a purchaser wherein one or more affiliates of the General Partner will become the limited partner and will obtain a fee for services rendered in the development and rehabilitation of such Property."

                              REASONS FOR THE SALE

     Before recommending the sale, the General Partner considered the benefits and risks associated with continuing the Partnership's investment in Lake View. The General Partner recommends the proposed sale for the following reasons:

     o    Lake View no longer generates low income housing tax credits
     o It is now possible to sell the Property without a recapture of prior tax credits
     o The sale may allow Limited Partners to use their unused passive losses to offset the gain from the sale

     o The Property is 16 years old and is in need of capital improvements and upgrades
     o Maintenance and administrative expenses associated with an aging apartment community will continue to increase
     o The permanent financing for Lake View has a prepayment restriction that prohibits refinancing.

     The Partnership and the General Partner have decided to recommend the sale of the Property to the Purchaser on the proposed terms. The Partnership's objective was to derive low income housing tax credits from its investment in the Property, and no further credits can be earned without the infusion of substantial capital for rehabilitation of the Property in accordance with the requirements of the Federal low income housing tax credit program. The Partnership does not have the necessary capital. The sale of the Property for a price of $1,700,000 is an amount in excess of the outstanding mortgage balance. The income tax liability should be offset to the extent that a Limited Partner has unused passive losses from the Partnership or other sources.

     In recommending approval of the Proposal, the General Partner believes it is important to note that the Property's only realistic use is as low income housing, based primarily on its location in a low income community and its original design as low income housing with very basic amenities. The General Partner or an affiliate would be sharing in the development fee otherwise payable entirely to the Developer. There would be no increase in the amount of the development fee as a consequence of the approval of the Proposal.

                    ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS

     The schedules comprising Attachment No. 1 hereto include tabular presentations of the anticipated results of the proposed sale of the Property and the termination of Lake View, and the distribution of cash and allocation of gain to the various involved parties. The schedules set forth a calculation of the anticipated net sales price, including estimated closing costs. They also present the total assets held by Lake View as of the date set forth, including cash and reserves, and the total liabilities of Lake View as of the date set forth, including the mortgage.

     In reviewing Attachment No. 1, Limited Partners should bear in mind that the Partnership's investment in Lake View is through a two-tier structure. The schedules illustrate how anticipated net proceeds of the proposed sale would be allocated between the Partnership and the Local General Partner (who is
unaffiliated  with  the  General  Partner)  at  the  Lake  View  level.  At  the
Partnership  level,  the  Partnership  LPA provides  that  distributions  to the
Partnership by Lake View be used in the following order: to pay Partnership expenses (if any) in connection with the sale; to pay the debts and obligations of the Partnership; to fund Reserves; and to the Limited Partners in the amount of their adjusted capital contributions. Any amount remaining after such uses would be allocated between the Limited Partners (as a group) and the General Partner. The Partnership has a liability on its books for an account payable due to the General Partner and its affiliates in excess of $2,032,000 as of December 31, 2006, and Partnership reserves of less than $70,000 as of the same date. The Partnership LPA states that the General Partner is entitled to an annual Asset Management Fee in connection with the administration of the affairs of the Partnership. Any unpaid Asset Management Fee accrues and is paid in subsequent years. Since commencement of the Partnership in 1990, the General Partner has not been paid its full annual Asset Management Fee for the work it has done for the Partnership. The distribution from the sale of the Property is not adequate to pay the accrued Asset Management Fee. Notwithstanding that the General Partner would be entitled to the entire amount of the distribution from Lake View under the foregoing provisions, the General Partner intends to distribute approximately $248,900 to the Limited Partners. The remaining distribution from Lake View in the approximate amount of $106,700 would be used to augment the Partnership's $70,000 reserve. The augmented reserve would be used, as determined in the General Partner's discretion, to pay on-going Partnership costs and expenses, which may include current and future payments of the accrued Asset Management Fee.

     The General Partner estimates that the gain from the sale allocated to the Limited Partners would be in the amount of $93 per Unit. Of this amount, the General Partner estimates that $78 per Unit would constitute Section 1250 gain, and $15 per Unit would constitute long-term capital gain. Section 1250 gain is taxed at a maximum rate of 25%, and long-term capital gain is taxed at a maximum rate of 15%. California taxes income at a maximum rate of 9.3%. The General Partner has not obtained any opinion of tax counsel in this regard, and Limited Partners are urged to consult their individual tax advisors for assistance in this regard, including the availability of unused passive losses to pay such gain. Limited Partners should also consider the impact of state income taxes with their advisors, including the laws of states other than California.

     The foregoing information is presented solely for the purpose of evaluating the Proposal. All amounts (other than the gross sales price) are estimates only. All computations are based upon assumptions which may or may not prove to be accurate and should not be relied upon to indicate the actual results which may be attained. Assumptions include the dates of sale of the Property and termination of Lake View, and the results of Lake View and Partnership operations through such dates.

                       CONFLICTS AND OTHER SPECIAL FACTORS

     A number of special factors apply to the Proposal. Some are described elsewhere in this Consent Solicitation Statement. Limited Partners are urged to read all of this Consent Solicitation Statement carefully. The General Partner believes that the best use of the Property is its continued rental as low income housing. This is based on the Property's location and the economy of Beaver Dam, the quality of the Property construction, and rental market conditions.

     The Purchaser presented its offer to the Local General Partner. The Local General Partner is not an affiliate of the General Partner. In accepting the Purchaser's proposal to purchase the Property, the Local General Partner did not seek other buyers. The Purchaser obtained an appraisal of the Property, and the Purchaser has represented to the General Partner that the Purchaser's purchase price is based, in part, on that appraisal. The appraisal is an opinion of "as is" market value, subject to restricted rents, of the fee simple estate, subject to the short-term leases of the tenants. Although, in the absence of open-market bidding, there can be no absolute guarantee that the Purchaser's sales price is the highest price that could be obtained, the General Partner believes the proposed sale price is fair in that it is based on an appraisal of the Property.

     The General Partner has consented to the Proposal, subject to the considerations discussed below under "Contingencies." In doing so, the General Partner was faced with conflicts of interest. The Developer has proposed the transaction and formed the Purchaser with the intention of making a profit from the rehabilitation and resyndication of the Property and other properties in which the Local General Partner and/or the Partnership or other affiliated limited partnerships have interests. Affiliates of the General Partner will be the limited partners in the Purchaser and the General Partner will receive a portion of the Developer's fee for assisting in the development and rehabilitation of the Property. The General Partner anticipates ongoing business relationships with the Developer.

                                  CONTINGENCIES

     There are several contingencies to the consummation of the proposed sale of the Property. The General Partner does not know if the proposed sale terms have been reduced to a writing. The proposed sale would not be consummated if Rural Development does not approve of the mortgage assumption, or the Purchaser does not complete the sale.

     If the foregoing contingencies are satisfied, the Purchaser would proceed with the transaction as discussed herein. The Developer has a preliminary closing for the transaction scheduled in August. If the necessary Consents are received from the Limited Partners by August 24, 2007 the Purchaser is expected to proceed with the transaction as discussed herein. If successful, the

Purchaser estimates that the transaction could be closed on or before August 31, 2007. Upon the closing, the Limited Partners would be entitled to use their unused passive losses as discussed herein.

                          VOTING RIGHTS AND PROCEDURES

     The only outstanding voting security of the Partnership is the Units.

     All Limited Partners as of July 24, 2007 ( the "Record Date") are entitled to notice of and to vote on the Proposal. As of July 1, 2007 there were 7,000 Units outstanding and 551 Limited Partners or assignees entitled to vote such Units. The Proposal will require the favorable vote of a majority-in-interest of the Limited Partners.

     As of the Record Date no person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the Units. Neither the General Partner, nor any of its affiliates, owns any of the Units.

     No meeting will be held with regard to the Proposal or the solicitation of the Limited Partners. Voting may be accomplished by completing and returning to the offices of the Partnership the form of Written Consent included herewith. Only Written Consents received prior to the close of business on the date (the "Action Date") which is the earlier of: (1) the date on which the Partnership receives approval and/or disapproval of the Proposal from a majority-in-interest of the Limited Partners, or (2) August 24, 2007 (unless such latter date is extended by the General Partner), will be counted. However, Limited Partners are urged to return their Written Consents at the earliest practicable date.

     The Partnership's offices are located at 17782 Sky Park Circle, Irvine, California 92614, and its telephone number is (714) 662-5565.

     If a Limited Partner has delivered an executed Written Consent to the Partnership, the Limited Partner may revoke such Written Consent no later than the close of business on the date immediately preceding the Action Date. As of the Action Date, the Proposal will either be approved or disapproved. The only method for revoking a Written Consent is by the delivery to the Partnership prior to the Action Date of a written instrument executed by the Limited Partner who executed the Written Consent stating that the Written Consent previously executed and delivered is thereby revoked. Other than the substance of the revocation so described, no specific form is required for such revocation. An instrument of revocation will be effective only upon its actual receipt by the Partnership prior to the Action Date at the Partnership's offices.

     Under California law, there are no rights of dissenters with regard to the Proposal.

     This solicitation is being made by the Partnership and the General Partner. The cost of this solicitation of Written Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and employees of the General Partner, either in person or by telephone or email.

     This Consent Solicitation Statement has been filed with the Securities and Exchange Commission. However, the Proposal has not been approved or disapproved by the SEC nor has the SEC passed upon the fairness or merits of the Proposal nor upon the accuracy or adequacy of the information included herein. Any representation to the contrary is unlawful.

                                Attachment No. 1

                              LAKE VIEW APARTMENTS, A WISCONSIN LIMITED PARTNERSHIP -
                               PROPOSED DISTRIBUTION OF NET CASH PROCEEDS FROM SALE


June 1, 2007
====================================================================================================================================
 DISTRIBUTION OF SALE PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------

                   Gross Sales Price                                                                                    $1,700,000
                           Less Selling Costs                                                                               35,000
                                                                                                                   ----------------
                   Net Sales Price                                                                                      $1,665,000
                           Plus: Net Current Assets                                                                         52,000
                                                                                                                   ----------------
                   Net Cash Proceeds Available to Partners                                                              $1,717,000
    3.2(b)(i)            Less: Mortgage                                                                                  1,209,127
    3.2(b)(i)            Less: Loans by GP                                                                                   1,378
                         Less: Loans by LP                                                                                       0
    3.2(b)(ii)           Less: Fund Reserves Deemed Necessary by General Partners                                                0
                                                                                                                   ----------------
                         Remainder                                                                                        $506,495

   3.2(b)(iii)           Less: An Amount Equal to the LP's Capital Contribution Minus Previous Distributions               263,785
                                                                                                                   ----------------
                         Remainder                                                                                        $242,710

    3.2(b)(iv)           Less: An Amount Equal to the GP's Capital Contribution Minus Previous Distributions                38,760
                                                                                                                   ----------------
                         Remainder                                                                                        $203,950

    3.2(b)(v)            Less: Sales Prep Fee - GP                                                                          51,000
                                                                                                                   ----------------
                   Net Proceeds                                                                                           $152,950
                                                                                                                   ================

                         Allocable Split between GP and LP
    3.2(b)(vi)           Allocation to GP                                                                                  $61,180
    3.2(b)(vi)           Allocation to LP                                                                                  $91,770
                                                                                                                   ----------------
                                                                                                                          $152,950

                                                                                                                   ================
 Total Funds to Flow to WNC Housing Tax Credit Fund II, L.P.                                                              $355,555



----------------------------------------------------------------------------------------------------------------------------------
                                             Projected Gain Calculation
Net Sales Price                                                                                               $         1,665,000
Adjusted Basis of Property                                                                                    $          (700,936)
                                                                                                            ======================
Taxable Gain on Sale of Property                                                                              $           964,064

Allocation of Gain by Federal Tax Rate                                   LP's                     GP's                   Total
                                                                ------------------------------------------------------------------
      Ordinary Income (IRC Section 1245 Recapture) 35%            $            -           $            -          $            -
      Gain (Unrecaptured IRC Section 1250 Gain) 25%               $      630,955           $      181,519          $      812,474
       Long Term Capital Gain 15%                                 $      117,723           $       33,867          $      151,590
                                                                ==================================================================
                                                                  $      748,678           $      215,386          $      964,064


----------------------------------------------------------------------------------------------------------------------------------
                                  Projected Sale/Liquidation Summary For Limited Partner

                                                                        Total                                     Original
                                                                  $           264,000                         $           264,000

                                                                   L.P. Investment                               Investment
                                                                ----------------------                      ----------------------
Projected Partners Cash Distribution                              $           355,555                         $           355,555
Approximate Federal Tax (see rates above)                         $          (175,397)                        $          (175,397)
Approximate California Tax (9.3%)                                 $           (69,627)                        $           (69,627)
                                                                ======================                      ======================
Approximate Net Cash Proceeds after Tax                           $           110,531                         $           110,531

NOTES: The projections are based on data and information, and assumptions, as indicated. The achievement of any projection is dependent on the occurrence of future events and cannot be assured. The actual results may vary from the projections. Benefits were projected based on original projected investment and assumes such investment was held for the entire term of the partnership.
Therefore, this analysis may not accurately project benefits on units that were transferred, split or sold.
====================================================================================================================================



                                            WNC HOUSING TAX CREDIT FUND II, L.P. -

                                     PROPOSED DISTRIBUTION OF NET CASH PROCEEDS FROM SALE

June 1, 2007
====================================================================================================================================
DISTRIBUTION OF SALE PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------

Cash Proceeds From Disposition Plus Return of Adjusted Capital at Lower Tier Partnership                             $355,555

            Less:

                 Payment of Partnership Debts and Obligations Including Unpaid Asset Management Fee and
                 Funding of Any Necessary Reserves                                                                    106,666

   4.2      Distribution of Disposition Proceeds

            Cash Back to LP's Based on Adjusted Capital Contribution
4.2.1(i)       Limited Partner - Adjusted Capital Contribution                                                        248,888
                                                                                                                   -----------
               Remainder:                                                                                                  $0

            Cash Back to GP Based on Adjusted Capital Contribution
4.2.1(ii)      General Partner - Adjusted Capital Contribution
                                                                                                                   -----------
               Remainder                                                                                                   $0

            Subordinated Dispostion Fee owed:
5.6.6          Accrued Prior to This Dispositon:
                                                                                                                   -----------
               Remainder                                                                                                   $0

            Allocable Split between GP and LP
4.2.1(iv)      Allocation to GP
               Allocation to LP

            =================================================================================================================
                                                      Projected Gain Calculation

               Allocation of Gain by Federal Tax Rate                            LP's                GP's             Total
                                                                             ------------------------------------------------
                     Ordinary Income (IRC Section 1245 Recapture) 35%          $          -    $          -     $          -
                     Gain (Unrecaptured IRC Section 1250 Gain) 25%             $    550,503    $     80,452     $    630,955
                      Long Term Capital Gain 15%                               $    102,712    $     15,011     $    117,723
                                                                             ================================================
                                                                               $    653,215    $     95,463     $    748,678
            =================================================================================================================
                                       Projected Sale/Liquidation Summary For Limited Partners

                                                                                     Total                       Original

                                                                               $  6,000,000                     $      1,000

                                                                             L.P. Investment                    Investment
                                                                             ----------------                ----------------
               Projected Partners Cash Distribution                            $    248,889                     $         41
               Approximate Federal Tax (see rates above)                       $   (153,033)                    $        (26)
               Approximate California Tax (9.3%)                               $    (60,749)                    $        (10)
                                                                             ================                ================
               Approximate Net Cash Proceeds after Tax                         $     35,107                     $          6

NOTES: The projections are based on data and information, and assumptions, as indicated. The achievement of any projection is dependent on the occurrence of future events and cannot be assured. The actual results may vary from the projections. Benefits were projected based on original projected investment and assumes such investment was held for the entire term of the partnership.
Therefore, this analysis may not accurately project benefits on units that were transferred, split or sold.
====================================================================================================================================

                  ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS


  Please mark one box below and return to the address below by August 24, 2007
  ----------------------------------------------------------------------------


         This Written Consent is solicited on behalf of the Partnership and the General Partner.

The undersigned, as record holder of ________ units of limited partnership interest in WNC Housing Tax Credit Fund II, L.P. (the "Partnership"), hereby acknowledges receipt of the Consent Solicitation Statement dated July 24, 2007 and hereby votes all the units of limited partnership interest in the Partnership held by him, her or it as follows:

     Proposal.   An  amendment  to  the   Partnership's   Agreement  of  Limited
     Partnership to permit the sale of the Property of the Local Limited Partnership known as Lake View, a Wisconsin Limited Partnership, to a purchaser wherein one or more affiliates of the General Partner will become the limited partner and will obtain a fee for services rendered in the development and rehabilitation of such Property, as specifically set forth under "Proposal - Amendment To Partnership LPA" in the accompanying Consent Solicitation Statement.

                                MARK ONLY ONE BOX
                                -----------------


FOR [ ]                            AGAINST [ ]                       ABSTAIN [ ]


This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETUNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:   ___________________               ___________________________
                                                    Signature

                                           ___________________________
                                           Signature (if held jointly)

         Return in the enclosed self-address stamped envelope or fax to:

                           Attention: Christina Nguyen
                             WNC & Associates, Inc.
                              17782 Sky Park Circle
                                Irvine, CA 92614
                            Ph: 714-662-5565 ext. 187

                                Fax: 714-708-8498